Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS THIRD QUARTER 2026 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its third quarter ended September 30, 2026.

GAAP net income attributable to Ares Management Corporation was $85.3 million for the quarter ended September 30, 2026. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.21 for the quarter ended September 30, 2026.

After-tax realized income was $449.6 million for the quarter ended September 30, 2026. After-tax realized income per share of Class A common stock was $1.26 for the quarter ended September 30, 2026. Fee related earnings were $524.2 million for the quarter ended September 30, 2026.

“Our strong third quarter results demonstrate the depth and breadth of our investment platform as we raised more than $31 billion in gross capital commitments with over half of inflows coming outside of our Credit Group,” said Michael Arougheti, Chief Executive Officer of Ares. “We continue to expect another record year in fundraising with visibility for a strong fourth quarter, driven by sustained demand in our global institutional and wealth channels. We invested $35 billion across our diversified strategies and as we head into our strongest seasonal quarter, we are seeing increased demand for our scaled and reliable capital.”

“Our strong year-to-date financial performance and expectations for improved fourth-quarter deployment position us well to meet or exceed our key financial objectives for 2026,” said Jarrod Phillips, Chief Financial Officer of Ares. “We also have substantial embedded growth from capital already raised but not yet earning fees, which provides meaningful visibility into continued management fee and earnings growth in 2027 and beyond.”

Common Stock Dividend
Ares declared a quarterly dividend of $1.35 per share of its Class A and non-voting common stock, payable on December 31, 2026 to its Class A and non-voting common stockholders of record at the close of business on December 17, 2026.

Preferred Stock Dividend
Ares declared a quarterly dividend of $0.84375 per share of its 6.75% Series B mandatory convertible preferred stock, payable on January 1, 2027 to its preferred stockholders of record at the close of business on December 15, 2026.

Dividend Reinvestment Program
Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on December 31, 2026. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information
Ares issued a full detailed presentation of its third quarter 2026 results, which can be viewed at www.ares.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2026 Earnings Presentation.”

Conference Call and Webcast Information
Ares will host a conference call on October 29, 2026 at 9:00 a.m. (Eastern Time) to discuss third quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.ares.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 579-2543. International callers can access the conference call by dialing +1 (785) 424-1789. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ326. For interested parties, an archived replay of the call will be available through November 29, 2026 to domestic callers by dialing +1 (800) 839-1192 and to international callers by dialing +1 (402) 220-0402. An archived replay will also be available through November 29, 2026 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to advance our stakeholders’ long-term goals by providing flexible capital that supports businesses and creates value for our investors and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of September 30, 2026, Ares Management Corporation’s global platform had approximately $691 billion of assets under management, with operations across North America, South America, Europe, Asia Pacific and the Middle East. For more information, please visit www.ares.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake
irares@ares.com	irares@ares.com
(800) 340-6597	(800) 340-6597

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